UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): (August 19, 2016)

BioTelemetry, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55039	46-2568498
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Cedar Hollow Rd Malvern, PA	19355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

BioTelemetry, Inc. (the “Company”) today announces that its President and Chief Executive Officer, Joseph H. Capper, and other members of senior management (“Executives”) have adopted pre-arranged stock trading plans in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 (“Rule10b5-1”) covering up to approximately twenty (20) percent of each of the Company Executive’s holdings.

Despite lengthy tenures with the Company, the Executive team has not effectuated any open market sales of Company stock prior to August 2016. The Company Executives adopted the plans for the purpose of selling limited amounts of Company equity holdings to support prudent tax and estate planning, seeking to minimize market impact, and avoiding any concerns about the timing of the transactions.

The Company Executive’s current equity position substantially exceeds the Company’s Share Ownership Guidelines, which requires each executive to hold a level of equity based on his/her annual base salary.  Assuming the sale of all the shares in the plans, the Company Executives would continue to hold equity in excess of the required Ownership Guidelines.

The trading plans were adopted during an authorized trading period and will expire in August 2017.

Any stock sales that occur under the trading plan will be publicly disclosed in accordance with U.S. securities laws.

Cautionary Statement Regarding Forward Looking Statements

Cautionary Statement under “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this Report may contain certain information about the Company’s future business prospects.  These statements may be considered “forward-looking.”  These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements.  For further information regarding cautionary statements and factors affecting future results, please refer to BioTelemetry’s filings with the U.S. Securities and Exchange Commission, including its Annual Reports on From 10-K and Quarterly Reports on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

August 23, 2016	By:	/s/ Peter Ferola
		Name:	Peter Ferola
		Title:	Senior Vice President and General Counsel